Exhibit 99.1

Beeline Holdings Reports Results of Special Shareholder Meeting Held on Monday, January 27, 2025

Providence, Rhode Island, January 28, 2025 - Beeline Holdings (NASDAQ: BLNE) which also operates as Eastside Distilling, Inc. announces results of the Special Shareholders Meeting held on Monday, January 27, 2025.

Beeline has secured the necessary shareholder votes to approve all proposals presented, including the amendment to the Company’s Articles of Incorporation to increase the authorized shares of common stock (par value $0.0001 per share) from 6,000,000 to 100,000,000.

About Beeline Financial Holdings, Inc.

Beeline Financial Holdings, Inc. is a technology-driven mortgage lender and title provider offering a fully digital, AI-enhanced, platform that simplifies and accelerates the home financing process for homeowners and property investors. Based in Providence, RI, Beeline is dedicated to transforming the mortgage industry through innovative technology and customer-centric solutions.

About Eastside Distilling, Inc.

Eastside Distilling, Inc. is a producer of award-winning craft spirits, including whiskey, vodka, and rum. Founded in Portland, OR, Eastside is committed to quality, innovation, and sustainability, delivering exceptional products that reflect the spirit of the Pacific Northwest.

Important Cautions Regarding Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements that reflect our expectations or anticipations rather than historical fact. Such matters involve risks and uncertainties that may cause actual results to differ materially, including the following: changes in economic conditions, general competitive factors, the Company’s ongoing financing requirements and ability to achieve financing, acceptance of the Company’s products in the market, the Company’s success in obtaining new customers, the Company’s ability to execute its business model and strategic plans, and other risks and related information described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). A detailed discussion of the most significant risks can be found in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and the Company’s Current Report on Form 8-K filed with the SEC on November 21, 2024 and the Company’s Current Report on Form 8K/A filed with the SEC on Form 8-K/A on December 19, 2024. The Company assumes no obligation to update the cautionary information in this press release.

Contact:

ir@makeabeeline.com

SOURCE: Beeline Holdings